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                                                                     EXHIBIT 25

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

   Check if an Application to Determine Eligibility of a Trustee Pursuant to
                             Section 305(b)(2) [  ]

                             SUNTRUST BANK, ATLANTA
              (Exact name of trustee as specified in its charter)

         GEORGIA BANKING CORPORATION                      58-0466330
(Jurisdiction of incorporation or organization         (I.R.S. Employer
         if not a U.S. national bank)                 Identification No.)

            25 PARK PLACE, N.E.
             ATLANTA, GEORGIA                                 30303
   (Address of principal executive offices)                (Zip code)

                                W. BRYAN ECHOLS
                             SUNTRUST BANK, ATLANTA
                                58 EDGEWOOD AVE.
                                    ROOM 400
                            ATLANTA, GEORGIA  30303
                                 (404) 588-7831
           (Name, address and telephone number of agent for service)

                             ----------------------

                                 GOLD KIST INC.
              (Exact name of obligor as specified in its charter)

               GEORGIA                                     58-0255560
     (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                    Identification No.)

    244 PERIMETER CENTER PARKWAY, N.E.
            ATLANTA, GEORGIA                                  30346
 (Address of principal executive offices)                  (Zip Code)

                             ----------------------

                                DEBT SECURITIES
                      (Title of the indenture securities)

===============================================================================
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ITEM 1.   GENERAL INFORMATION.

          FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE --

          (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Department of Banking and Finance,
          State of Georgia,
          Atlanta, Georgia

          Federal Reserve Bank of Atlanta
          104 Marietta Street, N.W.
          Atlanta, Georgia

          Federal Deposit Insurance Corporation
          Washington, D.C.

          (B)   WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

          Yes.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.

          IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

          The obligor is not an affiliate of the trustee.



          No responses are included for items 3 through 12. Responses to those items are not required because, as provided in item 13, the obligor is not in default on any securities issued under indentures under which SunTrust Bank, Atlanta is a trustee.



ITEM 13.  DEFAULTS BY THE OBLIGOR.

          (A) STATE WHETHER THERE IS OR HAS BEEN A DEFAULT WITH RESPECT TO THE SECURITIES UNDER THIS INDENTURE. EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

          There is not and has not been any such default.

          (B) IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, OR IS TRUSTEE FOR MORE THAN ONE OUTSTANDING SERIES OF SECURITIES UNDER THE INDENTURE, STATE WHETHER THERE HAS BEEN A DEFAULT UNDER ANY SUCH INDENTURE OR SERIES, IDENTIFY THE INDENTURE OR SERIES AFFECTED, AND EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

          There has not been any such default.



          No responses are included for items 14 and 15. Responses to those items are not required because, as provided in item 13, the obligor is not in default on any securities issued under indentures under which SunTrust Bank, Atlanta is a trustee.

ITEM 16.  LIST OF EXHIBITS.

          The additional exhibits listed below are filed herewith. Exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 and Rule 24 of the Commission's Rules of Practice.

Exhibit
Number
- -------

1    -    A copy of the Articles of Amendment and Restated Articles of
          Incorporation of the trustee as now in effect. (Exhibit 1 to Form T-1, Registration No. 33-63523)

2    -    A copy of the certificate of authority of the trustee to commence business. (Included in Exhibit 1)


3    -    A copy of the authorization of the trustee to exercise trust powers.
          (Included in Exhibit 1)

4    -    A copy of the existing bylaws of the trustee. (Exhibit 4 to Form T-1,
          Registration No. 33-49283)

5    -    Not applicable.

6    -    Consent of the trustee required by Section 321(b) of the Trust
          Indenture Act of 1939, as amended.

7    -    A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8    -    Not applicable.

9    -    Not applicable.


                                     NOTE

     In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor or the underwriters and the trustee disclaims responsibility for the accuracy and completeness of such information.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, Atlanta, a corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, and State of Georgia, on the 20th day of September, 1996.


                                      SUNTRUST BANK, ATLANTA



                                      By: /s/   T. J. Donaldson
                                         --------------------------------------
                                         T.J.  Donaldson
                                         Group Vice President


                                      By: /s/   W. Bryan Echols
                                         --------------------------------------
                                         W. Bryan Echols
                                         Vice President
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EXHIBIT 6


                               CONSENT OF TRUSTEE


     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of Debt Securities by Gold Kist Inc., we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.


                                      SUNTRUST BANK, ATLANTA


                                      By: /s/ T. J. Donaldson
                                         ---------------------------
                                         T. J. Donaldson
                                         Group Vice President


                                      By: /s/   W. Bryan Echols
                                         ---------------------------
                                         W. Bryan Echols
                                         Vice President

Dated:  September 20, 1996

                                Board of Governors of the Federal Reserve System OMB Number: 7100-0036

                                Federal Deposit Insurance Corporation
                                OMB Number: 3064-0052

                                Office of the Comptroller of Currency
                                OMB Number: 1557-0081

                                Expires March 31, 1998

FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL
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[LOGO OF FEDERAL FINANCIAL                                        Please refer to page i,                     [ 1 ]
INSTITUTIONS EXAMINATION                                          Table of Contents, for
COUNCIL APPEARS HERE]                                             the required disclosure
                                                                  of estimated burden.

- -------------------------------------------------------------------------------------------------------------------------------

CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC AND FOREIGN OFFICES--FFIEC 031

REPORT AT THE CLOSE OF BUSINESS JUNE 30, 1996                     (960630)
                                                                  --------
This report is required by law: 12 U.S.C. (S)324 (State           This report form is to be filed by banks with branches and
member banks); 12 U.S.C. (S)1817 (State nonmember banks);         consolidated subsidiaries in U.S. territories and possessions,
and 12 U.S.C. (S)161 (National banks).                            Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

- -------------------------------------------------------------------------------------------------------------------------------

NOTE: The Reports of Condition and Income must be signed          The Reports of Condition and Income are to be prepared in
by an authorized officer and the Report of Condition must be      accordance with Federal regulatory authority instructions.
attested to by not less than two directors (trustees) for State   NOTE: These instructions may in some cases differ from
nonmember banks and three directors for State member and          generally accepted accounting principles.
National banks.
                                                                  We, the undersigned directors (trustees), attest to the
    Russell L. Hunter, Senior Vice President                      correctness of this Report of Condition (including the
- --------------------------------------------------------------    supporting schedules) and declare that it has been examined
  Name and Title of Officer Authorized to Sign Report             by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the
of the named bank do hereby declare that these Reports of         appropriate Federal regulatory authority and is true and
Condition and Income (including the supporting schedules)         correct.
have been prepared in conformance with the instructions
issued by the appropriate Federal Regulatory authority and             /s/ Robert R. Long
are true to the best of my knowledge and belief.                  -------------------------------------------------------------
                                                                  Director (Trustee)

    /s/ Russell L. Hunter                                              /s/ L. Phillip Humann
- --------------------------------------------------------------    -------------------------------------------------------------
Signature of Officer Authorized to Sign Report                    Director (Trustee)

     July 22, 1996                                                     /s/ R. W. Courts, II
- --------------------------------------------------------------    -------------------------------------------------------------
Date of Signature                                                 Director (Trustee)

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FOR BANKS SUBMITTING HARD COPY REPORT FORMS:

STATE MEMBER BANKS: Return the original and one copy to the       NATIONAL BANKS: Return the original only and in the special return
appropriate Federal Reserve District Bank.                        address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only
STATE NONMEMBER BANKS: Return the original only in the            to the FDIC, c/o Quality Data Systems, 2127 Espey Court,
special return address envelope provided. If express mail is      Suite 204, Crofton, MD 21114.
used in lieu of the special return address envelope, return
the original only to the FDIC, c/o Quality Data Systems,
2127 Espey Court, Suite 204, Crofton, MD 21114.

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                                                                  --                                                   --
FDIC Certificate Number |__|__|__|__|__|                          |                                                     |
                          (RCRI 0000)                                SUNTRUST BANK, ATLANTA
                                                                     P O BOX 4418
                                                                     ATLANTA GA 30302
                                                                     F130330000                  00867
                                                                                                                  31
                                                                  |                                                      |
                                                                  --                                                    --

BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM, FEDERAL DEPOSIT INSURANCE CORPORATION, OFFICE OF THE COMPTROLLER OF THE CURRENCY
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
CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND
STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet
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                                                                                                                   C400 /-
                                                                                               Dollar Amounts in Thousands
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ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-A):            RCFD
                                                                                        ----
    a. Noninterest-bearing balances and currency and coin (1)___________________________0081..    771,062  1.a
    b. Interest-bearing balances (2)____________________________________________________0071..      3,847  1.b
 2. Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A)_______________________1754..          0  2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)_____________________1773..  2,753,751  2.b
 3. Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds sold_______________________________________________________________0276..  1,286,630  3.a
    b. Securities purchased under agreements to resell__________________________________0277..          0  3.b
 4. Loans and lease financing receivables:
    a. Loans and leases, net of unearned income         RCFD
                                                        ----
       (from Schedule RC-C______________________________2122..  7,967,608                      ..........  4.a
    b. LESS:  Allowance for loan and lease losses_______3123..    131,462                      ..........  4.b
    c. LESS:  Allocated transfer risk reserve___________3128..          0                      ..........  4.c
    d. Loans and leases, net of unearned income,
       allowance, and reserve (items 4.a minus 4.b and 4.c)_____________________________2125..  7,836,146  4.d
 5. Trading assets (from Schedule RC-D)_________________________________________________3545..     12,172  5.
 6. Premises and fixed assets (including capitalized leases)____________________________2145..     89,838  6.
 7. Other real estate owned (from Schedule RC-M)________________________________________2150..      3,651  7.
 8. Investments in unconsolidated subsidiaries and associated companies (from
    Schedule RC-M)______________________________________________________________________2130..     12,664  8.
 9. Customers' liability to this bank on acceptances outstanding________________________2155..    361,730  9.
10. Intangible assets (from Schedule RC-M)______________________________________________2143..     19,983  10.
11. Other assets (from Schedule RC-F)___________________________________________________2160..    142,205  11.
12  Total assets (sum of items 1 through 11)____________________________________________2170.. 13,293,679  12.
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- -----------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

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SCHEDULE RC - CONTINUED

                                                                                                  Dollar Amounts in Thousands
- -----------------------------------------------------------------------------------------------------------------------------
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LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of                                                RCON
                                                                                            ----
       columns A and C from Schedule RC-E, part I)__________________________________________2200..   5,832,122  13.a
                                                        RCON
                                                        ----
       (1) Noninterest-bearing (1)______________________6631..   2,195,882                          ..........  13.a.1
       (2) Interest-bearing_____________________________6636..   3,636,240                          ..........  13.a.2
                                                                                            RCFN
                                                                                            ----
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from
       Schedule RC-E, part II_______________________________________________________________2200     2,119,667  13.b
                                                        RCFN
                                                        ----
       (1) Noninterest-bearing__________________________6631..           0                          ..........  13.b.1
       (2) Interest-bearing_____________________________6636..   2,119,667                          ..........  13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and
    in IBFs:                                                                                RCFD
                                                                                            ----
    a. Federal funds purchased______________________________________________________________0278..   2,210,458  14.a
    b. Securities sold under agreements to repurchase_______________________________________0279..           0  14.b
                                                                                            RCOM
                                                                                            ----
15. a. Demand notes issued to the U.S. Treasury_____________________________________________2840..           0  15.a
                                                                                            RCFD
                                                                                            ----
    b. Trading liabilities (from Schedule RC-D______________________________________________3548..       2,000  15.b
16. Other borrowed money:
    a. With a remaining maturity of one year or less________________________________________2332..      32,524  16.a
    b. With a remaining maturity of more than one year______________________________________2333..       2,351  16.b
17. Mortgage indebtedness and obligations under capitalized leases__________________________2910..       2,406  17.
18. Bank's liability on acceptances executed and outstanding________________________________2920..     361,730  18.
19. Subordinated notes and debentures_______________________________________________________3200..      75,000  19.
20. Other liabilities (from Schedule RC-G)__________________________________________________2930..     853,240  20.
21. Total liabilities (sum of items 13 through 20)__________________________________________2948..  11,491,498  21.

22. Limited-life preferred stock and related surplus________________________________________3282..           0  22.

EQUITY CAPITAL

                                                                                            RCFD
                                                                                            ----
23. Perpetual preferred stock and related surplus___________________________________________3838..           0  23.
24. Common stock____________________________________________________________________________3230..      21,601  24.
25. Surplus (exclude all surplus related to preferred stock)________________________________3839..     513,406  25.
26. a. Undivided profits and capital reserves_______________________________________________3632..     514,880  26.a
    b. Net unrealized holding gains (losses) on available-for-sale securities_______________3434..     752,294  26.b
27. Cumulative foreign currency translation adjustments_____________________________________3284..           0  27.
28. Total equity capital (sum of 23 through 27)_____________________________________________3210..   1,802,181  28.
29. Total liabilities, limited-life preferred stock, and equity capital (sum of
    items 21, 22, and 28)___________________________________________________________________3300.   13,293,679  29.

MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
30. Indicate in the box at the right the number of the statement below that best describes
    the most comprehensive level of auditing work performed for the bank by independent     RCFD     Number
                                                                                            ----     ------
    external auditors as of any date during 1995____________________________________________6724..    N/A       M.1
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31. Independent audit of the bank conducted in accordance          4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified          external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank          authority)
    Independent audit of the bank's parent holding company         5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing           auditors
    standards by a certified public accounting firm which          6 = Compilation of the bank's financial statements by
    submits a report on the consolidated holding company (but          external auditors
    not on the bank separately)                                    7 = Other audit procedures (excluding tax preparation work)
    Directors' examination of the bank conducted in accordance     8 = No external audit work
    with generally accepted auditing standards by a certified
    public accounting firm (may be required by state charter-
    ing authority)
____________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
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